UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2016

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

974 Centre Road
Wilmington, Delaware 19805
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

E. I. du Pont de Nemours and Company (“DuPont”) previously announced the intention of Mr. James C. Borel, Executive Vice President of DuPont, to retire from DuPont effective in early 2016. On January 18, 2016, DuPont and Mr. Borel entered into a letter agreement (the “Letter Agreement”) memorializing certain terms and conditions of his retirement, effective March 31, 2016, which are summarized below.

Pursuant to the Letter Agreement, in addition to compensation and benefits to which he is otherwise entitled and provided he does not revoke a general release of claims he has executed, Mr. Borel is entitled to:

•	Cash severance benefits made available to salaried employees generally (twelve months continued salary and 2015 annual bonus);

•
A pro-rata (i.e., one quarter) 2016 short-term incentive program benefit based on actual company performance (together with the cash severance described in the foregoing paragraph, the “Base Severance”);

•	Continued access to medical and dental benefits at active employee rates for 12 months on the same basis as made available to salaried employees generally;

•	90 days of outplacement assistance;

•	A $5,000 allowance for educational training over a two-year period; and

•	One year of continued participation in a financial counseling program.

Mr. Borel also agreed to be subject to one-year, post-termination nonsolicit and noncompete restrictions.

In addition, if within 45 days following his retirement Mr. Borel executes and does not revoke another release of claims, and provided the contemplated merger involving DuPont and The Dow Chemical Company is consummated on or before February 28, 2018, Mr. Borel would become entitled to the following additional compensation and benefits upon consummation of the merger:

•
A lump-sum cash severance payment equal to the excess of (i) the sum of (A) two times his current base salary and 2016 annual bonus target plus (B) a pro-rata portion (i.e., one quarter) of his 2016 annual bonus target, over (ii) the amount of Base Severance;

•	All stock options held by him immediately before his retirement shall remain or become vested and remain exercisable for their full original term;

•
Any performance-based restricted stock units that he held immediately before his retirement and whose performance period will not yet have expired shall be cancelled in exchange for a lump-sum cash payment equal to the greater of their value at the target or actual level of performance; and

•
Any restricted stock units that are not performance-based and were held by him immediately before his retirement shall be converted into a number of shares of common stock of the combined company of equal value and be settled on their otherwise applicable terms and settlement schedule.

The foregoing description of the Letter Agreement is a summary of certain of its terms only and is qualified in its entirety by the full text of the Letter Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

9.01    Financial Statements and Exhibits

(d)    Exhibits

10.1    Letter Agreement dated January 18, 2016 between DuPont and J. C. Borel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Jeanmarie F. Desmond
Jeanmarie F. Desmond
Vice President and Controller

January 22, 2016

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